EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of SR Bancorp, Inc. of our report dated October 21, 2022, with respect to the consolidated financial statements of Somerset Savings Bank, SLA and Subsidiaries for the year ended June 30, 2022 appearing in the Company’s Prospectus included in the Registration Statement on Form S-1 (File No. 333-270489).

/s/ Baker Tilly US, LLP
Iselin, New Jersey
September 19, 2023